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                                                                    EXHIBIT 23.2

                             Miller and Lents, Ltd.


         The firm of Miller and Lents, Ltd., as independent oil and gas consultants, prepared a report dated March 2, 1999, for Belco Oil & Gas Corp. regarding the proved reserves of Belco Oil & Gas Corp. as of December 31, 1998.

         We hereby consent to all references to our firm included as a part of the Form 10-K, and the incorporation by reference of the Form 10-K into Belco Oil & Gas Corp.'s Registration Statement on Form S-8 (Registration No. 333-03552) and on Form S-3 (Registration No. 333-42107).

         Miller and Lents, Ltd. has no interests in Belco Oil & Gas Corp. or in any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such report and has no director, officer, or employee employed or otherwise connected with Belco Oil & Gas Corp. We are not employed by Belco Oil & Gas Corp. on a contingent basis.

                                          MILLER AND LENTS, LTD.



                                          By:   /s/ Karen F. Loving
                                          ---------------------------------
                                          Karen F. Loving
                                          Vice President


Houston, Texas
March 26, 1999